                                                                     EXHIBIT 4.3

                             Form of Exchange Note

                                 (Face of Note)
================================================================================


                                                              CUSIP

                         % Series B Senior Notes due 2005


No.                                                              $
                          GLENBOROUGH PROPERTIES, L.P.


         promises to pay to Cede & Co.

         or registered assigns,

         the principal sum of $

         on March   , 2005

         Interest Payment Dates: March 15 and September  15

         Record Dates: March  1 and September  1




================================================================================

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under the corporate seal of its General Partner this _____ day of _____, 19__.



                                      GLENBOROUGH PROPERTIES, L.P.

                                      By:    Glenborough Realty Trust
                                             Incorporated, as General Partner

                                      By:    ___________________________________
                                             Name:
                                             Title:



                                      (seal)
                                      Attest:



                                      By:    ___________________________________
                                             Name:
                                             Title:




This is one of the Notes
referred to in the
within-mentioned Indenture:

Chase Manhattan Bank and Trust Company,
National Association, as Trustee


                     By: __________________________________
                              Authorized Signatory

                                 (Back of Note)

               _____% [Series A] [Series B] Senior Notes due 2005

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE ISSUER, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN


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

REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR TRANSFER AGENT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS ), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.


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

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. Glenborough Properties, L.P., a California limited partnership (the "Issuer"), promises to pay interest on the principal amount of this Note at _____% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement. Interest on the Notes will accrue at the rate of _____% per annum and Liquidated Damages, if any, will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 1998, to holders of record on the immediately preceding March 1 and September 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        2. METHOD OF PAYMENT. Principal, premium, if any, Liquidated Damages, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment may be made by check mailed to holders of the Notes at their respective addresses set forth in the register of holders; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose in the Borough of Manhattan, The City of New York, which currently is c/o The Chase Manhattan Bank, 55 Water Street, Room 234, and at the Trustee's Corporate Trust Office at 101 California Street, Suite 2725, San Francisco, California 94111. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. PAYING AGENT AND REGISTRAR. Initially, Chase Manhattan Bank and Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer's general partner, Glenborough Realty Trust Incorporated, a Maryland corporation (the "General Partner"), the Issuer or any of their respective wholly owned subsidiaries may act in any such capacity.

        4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of March 23, 1998 and the First Supplemental Indenture thereto of even date (collectively, the "Indenture"), each between the Issuer, the General Partner and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer limited to $150.0 million in aggregate principal amount plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in paragraph 2 hereof.


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

        5. OPTIONAL REDEMPTION.

            (a) The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price (the "Redemption Price") equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon and Liquidated Damages, if any, to the redemption date and (ii) the Make-Whole Amount, if any, with respect to the Notes (or portion thereof).

            (b) If notice has been given and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.


        6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

        7. NOTICE OF REDEMPTION.

            (a) Notice of any redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the Note Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

            (b) The Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of such Notes to be redeemed and their redemption date. If less than all of the Notes are to be redeemed at the option of the Issuer, the Trustee shall select, in such manner as it shall deem fair and appropriate, such Notes to be redeemed in whole or in part.

        8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $150,000 and integral multiples of $1,000 in excess thereof. A holder of Notes may transfer or exchange Notes in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        9. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as the owner of it for all purposes.

        10. EVENTS OF DEFAULT, NOTICE AND WAIVER.

            (a) The following events are "Events of Default": (i) default for 30 days in the payment of any interest or Liquidated Damages, if any, on the Notes;
(ii) default in the payment of any principal of, premium, if any, or any Make-Whole Amount on any Notes when due; (iii) default in the performance of any other covenant or warranty of the Issuer or the General Partner contained in the Indenture with respect to the Notes, continued for 60 days after written notice as provided in the Indenture; (iv) default under any bond, debenture, note, indenture or instrument under which there may be


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

issued or by which there may be secured or evidenced any indebtedness for money borrowed (except for nonrecourse mortgage indebtedness which individually or in the aggregate does not exceed $20,000,000) by the Issuer or the General Partner (or by any Subsidiary, the repayment of which the Issuer or the General Partner has guaranteed or for which the Issuer or the General Partner is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Issuer or the General Partner, as the case may be, as provided in the Indenture; (v) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Issuer or any Subsidiary in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; and (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer or the General Partner or any Significant Subsidiary. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act. If an Event of Default specified in clause
(vi) above relating to the Issuer or the General Partner or any Significant Subsidiary occurs, the principal amount of, and the Make-Whole Amount, on all outstanding Notes shall become automatically due and payable without any declaration or other act on the part of the Trustee or of the Holders.

            (b) If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in principal amount of the then outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to the General Partner and the Issuer (and to the Trustee if given by the Holders). However, any time after such a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less then a majority in principal amount of outstanding Notes may rescind and annul such declaration and its consequences if (a) the Issuer shall have paid or deposited with the Trustee all required payments of the principal of, premium, if any, and interest on the Notes plus certain fees, expenses, disbursements and advances of the Trustee and
(b) all Events of Default, other than the nonpayment of accelerated principal or interest with respect to the Notes have been cured or waived as provided in the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal, premium, if any, or interest on the Notes or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

            (c) The Trustee is required under the Indenture to give notice to the Holders of Notes within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold from the Holders of the Notes notice of any default (except a default in the payment of the principal, premium, if any, Liquidated Damages, if any, or interest on the Notes) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders.

            (d) The Indenture provides that no Holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than a majority in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision does not prevent, however, any Holder of Notes from instituting suit for the enforcement of payment of the



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

principal, premium, if any, Liquidated Damages, if any, and interest on such Notes at the respective due date thereof.


            (e) Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of Notes then outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of not less than a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Notes not joining therein.


            (f) Within 120 days after the close of each fiscal year, the Issuer and the General Partner will deliver to the Trustee a certificate, signed by one of several specified officers of the General Partner, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.


        11. MODIFICATION OF THE INDENTURE.

            (a) Modifications and amendments of provisions of the Indenture may be made only with consent of the Holders of not less than a majority in principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Note affected thereby, (i) change the Maturity Date of the principal, premium, if any, Liquidated Damages, if any, or interest on any such Notes; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Notes, or adversely affect any right of repayment of the Holder of any such Note; (iii) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any such Note; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Note on or after the Maturity Date thereof; (v) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Note.

            (b) The Holders of not less than a majority in principal amount of outstanding Notes have the right to waive compliance by the Issuer or the General Partner with certain covenants in the Indenture relating to such series.

            (c) Modifications and amendments of the Indenture may be made by the Issuer and the General Partner and the Trustee without the consent of any Holder of Notes for any of the following purposes: (i) to evidence the succession of another Person to the Issuer as obligor under the Indenture; (ii) to add to the covenants of the Issuer and the General Partner for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the General Partner in the Indenture; (iii) to add Events of Default for the benefit of the Holders of the Notes; (iv) to add or change any provisions of the Indenture to facilitate the issuance of the Notes in bearer form, or to permit or facilitate the issuance of the Notes in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Notes in any material respect; (v) to secure the Notes; (vi) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the



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

Indenture by more than one Trustee; (vii) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of the Notes in any material respect; and (viii) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Notes, provided that such action shall not adversely affect the interests of the Holders of the Notes in any material respect.

        12. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Issuer or its subsidiaries to, among other things, incur additional Debt, incur additional Secured Debt, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer will annually report to the Trustee on compliance with such limitations.

        13. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes shall have all the rights set forth in the Registration Rights Agreement.


        14. ADDITIONAL INFORMATION. Anyone who receives this Note may obtain a copy of the Indenture and/or the Registration Rights Agreement without charge by writing to Glenborough Properties, L.P., 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708, Attention: General Counsel.


        15. TRUSTEE DEALINGS WITH ISSUER OR GENERAL PARTNER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the General Partner, the Issuer or their Affiliates, and may otherwise deal with the General Partner, the Issuer or their Affiliates, as if it were not the Trustee.


        16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the General Partner, as such, shall not have any liability for any obligations of the General Partner or the Issuer under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


        17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.


        18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



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

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:(I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:_____________________

                                Your Signature:_________________________________
                                (Sign exactly as your name appears on the face of this Note)

                                Signature Guarantee:____________________________


                                Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17 Ad-15.



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


              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:


                                                                       Principal Amount          Signature of
                    Amount of decrease in    Amount of increase in     of this Global Note     authorized signatory
   Date of            Principal Amount        Principal Amount          following such          of Trustee or Note
   Exchange          of this Global Note     of this Global Note      decrease (or increase)         Custodian
   --------         ---------------------    ---------------------    ----------------------   --------------------


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